SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 2, 1995

		ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

	         Tennessee
(State or other jurisdiction
	of incorporation)

     0-14714
(Commission File Number)

62-0873631
(IRS Employer Identification No.)


4101 Jerome Avenue
Chattanooga, Tennessee  37407
(Address of Principal Executive Offices)

(615) 867-4210
(Registrant's telephone number, including area code)

Item 2.	Disposition of Assets.

	On August 2, 1995, Astec Industries, Inc. (the "Company") sold all of the issued and outstanding capital stock of its wholly-owned foreign subsidiary, Wibau-Astec Maschinenfabrik GmbH of Granadau,
Germany ("Wibau-Astec") to Wirtgen Gesellschaft mit beschraenkter
Haftung ("Wirtgen") for DM 1,550,000 (approximately $1,109,000), effective as of June 30, 1995. In connection with this transaction, Gibat-Ohl Ingenieurgesellschaft fur Anlagentechnik mbH ("Gibat-Ohl"), also a wholly-owned foreign subsidiary of the Company, acquired certain inventory and intellectual property rights owned by Wibau-Astec for aggregate consideration totaling approximately DM 1,100,000 (approximately $787,000). In addition to the foregoing, the Company received, in the aggregate, approximately DM 2,000,000 (approximately $1,430,000) to settle various claims related to Gibat-Ohl's business operations. The definitive agreement for the sale of the assets, as well as Wirtgen's assumption of operational control and risk of ownership of Wibau-Astec, each occurred on June 30, 1995, the effective date of the transaction.

	The Company acquired a 50% interest in Wibau-Astec in July 1993 and the remaining 50% in November 1994. The assets of the Wibau-Astec business consisted primarily of inventories, receivables, manufacturing machinery and equipment, computer equipment, computer software and office equipment used in manufacturing asphalt plants, their components and parts.

	The consideration received in connection with this transaction was determined as a result of arm's-length negotiations between the Company and Wirtgen.


Item 7.	Financial Statements, Pro Forma Financial Information
and Exhibits.

	(a)  Financial Statements - Not Applicable.

	(b)  Pro Forma Financial Information.

(i)	The Company's balance sheet at June 30, 1995 is
incorporated by reference from the Company's Form
10-Q for quarter ended June 30, 1995. The sale of Wibau-Astec is fully reflected in this balance sheet.

(ii)	The Pro Forma Statements of Income give effect to
the Company's sale of its wholly-owned subsidiary, Wibau-Astec, for DM 1,550,000 (approximately
$1,109,000) and its receipt, as part of this transaction, of approximately DM 2,000,000
(approximately $1,430,000) to settle various claims related to Gibat-Ohl's business operations. The Pro
Forma Statements of Income are based on the historical financial information of the Company and give effect to the disposition of Wibau-Astec as described in the Notes thereto. The Pro Forma
Statements of Income assume that the disposition of Wibau-Astec had been effective as of the beginning of the periods presented. The Pro Forma Statements of Income do not purport to present what the Company's results of operations would actually have been if the disposition of Wibau-Astec had occurred as of the beginning of the periods presented or to project Astec's results of operations for any future period.



PRO FORMA CONDENSED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 1995
(UNAUDITED)
(Amounts in thousands, except per share data)

                                                           PRO FORMA
                                          Adjustments
                      Historical Astec   Ref.		  Amount        As Adjusted
Net sales            	$127,912           (1)		   $(4,811)      $123,101

Cost of sales         	100,264           (1)		     (3,812)       96,452

                       	27,648           (1)		       (999)       26,649
Selling, general and
  administrative
  expenses             	20,396           (1)		     (2,057)       18,484

                                         (2)		         145

Income from operations  	7,252                       		913        8,165

Interest expense        	1,072           (1)		        (228)         844

Other income,
   net of expense       	2,946           (1)	  	      (598)
                                         (2)   		   (1,877)         471
Income before
   income taxes         	9,126                  	   (1,334)       7,792

Income taxes            	4,100           (3)	   	   (1,476)       2,624

Net income             	$5,026                		      $142       $5,168

Earnings per common
   and common
   equivalent share      	$.50                                     $.51


Weighted average number of
  common and common
  equivalent shares  	10,051,941                                10,051,941



See Notes to Pro Forma Condensed Statements of Income (Unaudited).

PRO FORMA CONDENSED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1994
(UNAUDITED)
(Amounts in thousands, except per share data)

                                                 PRO FORMA
                                        Adjustments
                      Historical Astec      Ref.		  Amount       As Adjusted
Net sales            	$213,806              (4)		   $(3,862)     $209,944

Cost of sales         	165,709              (4)   		 (3,240)      162,469

                       	48,097              (4)		      (622)       47,475
Selling, general and
  administrative
  expenses             	34,308              (4)		      (882)       33,426

Patent suit damages and
  expenses (net
  recoveries and
  accrual
  adjustments)        	(14,948)                                   (14,948)

Restructuring costs     	1,501              (4)		    (1,501)

Income from operations 	27,236              (4)		     1,761        28,997

Interest expense          	713              (4)   		    (96)          617

Other income,
   net of expense       	2,390              (4)   		    363         2,753

Equity in loss of
   joint venture       	(3,177)             (5)		     3,177

Income before  taxes   	25,736                     		 5,397        31,133

Income taxes            	2,300                  (4)		 1,827         4,127

Net income            	$23,436                     		$3,570       $27,006

Earnings per common
   and common
   equivalent share      $2.38                                      $2.74

Weighted average number of
  common and common
  equivalent shares   	9,843,980                                  9,843,980


See Notes to Pro Forma Condensed Statement of Income (Unaudited)

NOTES TO PRO FORMA CONDENSED
STATEMENTS OF INCOME (UNAUDITED)


(1)	Represents the elimination of Wibau-Astec operations for six months ended June 30, 1995.

(2)	Represents the elimination of amounts received as part of sale of
Wibau-Astec to settle various claims relative to Gibat-Ohl's business operations.

(3)	Represents the tax effects related to adjustments (1) and (2).

(4)	Represents the elimination of Wibau-Astec operations for the period from date of acquisition of remaining 50% of Wibau-Astec, November
7, 1994, through December 31, 1994.

(5)	Represents the elimination of equity in losses of Wibau-Astec for period prior to acquisition of remaining 50% of Wibau-Astec on November 7, 1994.


SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	ASTEC INDUSTRIES, INC.



Date:  August 16, 1995
By:	/s/ J. Don Brock
	J. Don Brock
	Chairman of the Board and President